Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Brown-Forman Corporation of our report dated June 19, 2020 relating to the financial statements and financial statement schedule, which appears in Brown-Forman Corporation’s Annual Report on Form 10-K for the year ended April 30, 2022.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
January 17, 2023